Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/S-8 (No. 33-86312) of Hampshire Group, Limited of our report dated March 11, 1999 appearing on page F-2 of this Annual Report on Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

Atlanta, Georgia
March 24, 1999